AGREEMENT TO MODIFY AND EXTEND
                             TERM OF LEASE AGREEMENT

         AGREEMENT ("Agreement") made and entered into as of the 27th day of December, 2001 by and between Highland Ranch, Inc. ("Landlord") and Qcomm International, Inc. ("Tenant") (together, the "Parties") modifying and extending the term of that "Lease Agreement" ("Lease") which Lease was entered into by the parties the 22nd day of November. 1999 (including that "Lease Addendum" entered into by the parties the 29th day of November, 1999) a copy of which Lease is attached hereto as Exhibit "A".

                                    RECITALS

         WHEREAS, pursuant to 2.1 of the Lease, the Lease is to terminate at 12:00 pm December 31, 2001;

         WHEREAS, the Lease provides, at 2.1, that the Tenant shall have the option of leasing the premises located at 1145 South 1680 West, Orem. UT 84058 (6,546 sq. ft.) for an additional two-year period after said termination date following the schedule set forth in Exhibits "B" attached to the Lease;

         WHEREAS, the Tenant and the Parties are desirous of entering into an agreement extending the term of the Lease for said additional two-year term;

         WHEREAS, the Lease further provides, at 7.1 that the Tenant shall pay to Landlord, on a monthly basis, certain amounts for real estate taxes, building insurance and common area charges, and that, furthermore, said amounts are estimates only and subject to annual increases;

         WHEREAS, the actual amounts for real estate taxes, building insurance and common area charges have been ascertained during the pendency of the present Lease term, and the Parties are desirous of modifying the terms of the lease to reflect said actual amounts; and

         WHEREAS, the Parties agree that this agreement is in their respective best interests.

         NOW, THEREFORE, based upon the above recitals and the consideration set forth herein, the Parties hereby agree as follows:

1. That the term of the Lease is hereby extended for a term of two (20 additional years, which terms shall commence at 12:01 p.m. December 31, 2001 and end at 12:00 p.m. December 31, 2003.

2. That all provisions of the Lease not otherwise modified by this Agreement shall remain in full force and effect.

3. That in addition to rent and any other late charges and late fees which may be due and owing to Landlord under the Lease, including those amounts set forth at Exhibit "B" of the Lease, Tenant shall pay to Landlord on a monthly basis the amount of three hundred seventy-five dollars ($375.00), for the costs of real estate taxes, building insurance and common area charges. This term modifies the corresponding provisions set forth at 7.1 of the Lease, and also modifies Exhibit "B" of the Lease. Pursuant to 7.1 of the Lease, these amounts shall also be subject to annual increases.

4.       That  this  Agreement  is,  and  the  provisions   herein  are,  hereby
         integrated into the Lease.

         IN WITNESS THEREOF, the Parties hereto have executed this agreement the day and year first above written.

         DATED this 27th day of December, 2001.

                                            LANDLORD

                                            By:  /s/
                                                 -------------------------

                                            Its: -------------------------


                                            TENANT

                                            By: /s/ Paul Hickey
                                                --------------------------
                                            Its: CEO
                                                --------------------------